For Immediate Release

            Contact:Annmarie Gordon (860) 645-7878/email: agordon@scanoptics.com
                    Susan Lucek, (860) 645-7878/email: slucek@scanoptics.com


                   Scan-Optics Announces Second Quarter Profit


         Manchester, CT - July 31, 2003 - Scan-Optics, Inc. (OTC BB: SOCR), a leader in information capture and customer service solutions for government, insurance, order fulfillment, proxy, health claims, test scoring and other paper-intensive businesses, today announced financial results for the second quarter of 2003.

         For the second quarter ended June 30, 2003, total revenues were $8.1 million, compared to $7.8 million in the 2002 second quarter. The Company reported net income for the quarter of $.2 million, or $.03 per diluted share, consistent with the second quarter of 2002.

         For the six months ended June 30, 2003, total revenues were $16.2 million, with a net income of $.4 million, or $.05 per diluted share, compared to revenues of $15.7 million and net income of $.4 million, or $.05 per diluted share, in the first six months of 2002.

         In discussing the results, James C. Mavel, Chairman, Chief Executive Officer and President of Scan-Optics, stated, "In light of the difficult economic environment, we are pleased to be able to report another quarter of profitability along with an overall 3% increase in revenue. Demand for our hardware and software platforms led our top line growth and improving economic conditions are important to continue this trend. Our ability to generate profitability is a tribute to our employees' dedication to quality performance. This was exemplified by the attainment of ISO9001:2000 certification a full six months ahead of schedule."

         Mavel continues, "The quarter was notable in terms of the significant recognition the Company received. TAWPI, The Association for Work Process Improvement, bestowed upon Scan-Optics their prestigious Hall of Fame Award for the numerous contributions the Company has made to the industry. Our Tax Processing Solution for the Government Market was rewarded with recognition as the Best Solution from the Government Technology Conference. We were also included in the list of Top 100 Companies in Connecticut, a very notable list of America's companies."

                                     -more-

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Scan-Optics, Inc.
Second Quarter 2003 Results
Page Two


         Scan-Optics, Inc., with headquarters in Manchester, Connecticut, is recognized internationally as an innovator and solution provider in the information management and imaging business. It designs, manufactures and services products and systems for character recognition, image processing and display, data capture, data entry, and storage and retrieval. Scan-Optics systems and software are marketed worldwide to commercial and government customers directly and through distributors. Through its Manufacturing Services Division, Scan-Optics also provides contract-manufacturing services to customers, outsourcing the manufacturing of complex, electro-mechanical assemblies. Scan-Optics has sales and service offices located throughout the United States and abroad. Additional information concerning the Company is available at www.scanoptics.com.

         Statements about Scan-Optics' future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" made under safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are changes in general economic and business conditions in the United States and foreign markets, which impact capital investments by customers, the cyclical nature of funding within federal and state government agencies, adverse changes in the Company's banking, lending and financing relationship, insufficient cash resources, increased competition from similar products, the implementation of other technologies which may provide alternative solutions, ability to complete projects in a timely manner, and other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.


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Scan-Optics, Inc.
Second Quarter 2003 Results
Page Three

SCAN-OPTICS, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                            Three Months Ended                        Six Months Ended
                                                                  June 30                                  June 30
(thousands, except share data)                            2003                2002                 2003              2002
-------------------------------------------------------------------------------------------------------------------------------

Revenues
  Hardware and software                            $          4,079     $        2,889       $         8,301   $         6,296
  Professional services                                       1,239              1,708                 2,623             3,334
  Access services                                             2,789              3,245                 5,293             6,036
                                                     ----------------------------------        --------------------------------
    Total revenues                                            8,107              7,842                16,217            15,666

Costs of Revenue
  Hardware and software                                       2,310              2,130                 4,938             4,214
  Professional services                                         684                742                 1,452             1,428
  Access services                                             2,380              2,271                 4,511             4,566
                                                     ----------------------------------        --------------------------------
    Total costs of revenue                                    5,374              5,143                10,901            10,208

Gross Margin                                                  2,733              2,699                 5,316             5,458

Operating Expenses
  Sales and marketing                                           919                815                 1,847             1,665
  Research and development                                      440                507                   779             1,066
  General and administrative                                    901                923                 1,829             1,875
  Interest                                                      283                221                   482               439
                                                 --------------------------------------    ------------------------------------
    Total operating expenses                                  2,543              2,466                 4,937             5,045
                                                 --------------------------------------    ------------------------------------

Operating income                                                190                233                   379               413

Other income, net                                                44                  6                    61                12
                                                 --------------------------------------    ------------------------------------

Income before income taxes                                      234                239                   440               425

  Income tax expense                                             20                 21                    30                41
                                                 --------------------------------------    ------------------------------------

Net Income                                         $            214     $          218       $           410   $           384
                                                 ======================================    ====================================

Basic earnings per share                           $                    $                    $                 $
                                                               0.03               0.03                  0.06              0.05
                                                 ======================================    ====================================

Basic weighted-average shares                             7,026,232          7,026,232             7,026,232         7,026,232

Diluted earnings per share                         $                    $                    $                 $
                                                               0.03               0.03                  0.05              0.05
                                                 ======================================    ====================================

Diluted weighted-average shares                           7,812,441          7,308,118             7,487,598         7,357,627



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